Exhibit 99.1
Ellington Financial Inc. Reports Fourth Quarter 2025 Results
OLD GREENWICH, Connecticut—February 25, 2026
Ellington Financial Inc. (NYSE: EFC) ("we") today reported financial results for the quarter ended December 31, 2025.
Highlights
•Net income attributable to common stockholders of $14.7 million, or $0.14 per common share.1
◦$42.2 million, or $0.39 per common share, from the investment portfolio.
▪$38.1 million, or $0.35 per common share, from the credit strategy.
▪$4.1 million, or $0.04 per common share, from the Agency strategy.
◦$16.4 million, or $0.15 per common share, from Longbridge.
•Adjusted Distributable Earnings of $51.4 million, or $0.47 per common share.2
◦$66.4 million, or $0.61 per common share, from the investment portfolio.
◦$14.6 million, or $0.13 per common share, from Longbridge.
•Book value per common share as of December 31, 2025 of $13.16, including the effects of dividends of $0.39 per common share for the quarter.
•Recourse debt-to-equity ratio3 of 1.9:1 as of December 31, 2025. Including all recourse and non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 9.0:13.
◦Increased long-term, non-mark-to-market financing through completion of seven securitizations and closing of $400 million of Moody's- and Fitch-rated senior unsecured notes.
•Cash and cash equivalents of $201.9 million as of December 31, 2025, in addition to other unencumbered assets of $1.57 billion.
Fourth Quarter 2025 Results
“Ellington Financial reported another quarter of positive results, driven by our loan origination and securitization businesses, and supported by strengthening credit performance across our diversified loan portfolios,” said Laurence Penn, Chief Executive Officer and President. “Once again, our adjusted distributable earnings substantially exceeded our dividends, with particularly strong contributions from our Longbridge segment.
“On October 6th, we closed a $400 million unsecured notes offering—our largest such offering to date. During the quarter, we continued to fortify our balance sheet by utilizing a portion of the proceeds from that offering to replace short-term repo financing, while maintaining a robust and consistent pace of securitization activity. This activity was highlighted by the completion of our inaugural securitization of residential transition loans and, subsequent to year end, our first securitization of Agency-eligible loans. As a result of these actions, our balance sheet metrics strengthened meaningfully. The proportion of total recourse borrowings represented by long-term, non-mark-to-market borrowings almost doubled quarter over quarter, while unencumbered assets expanded by more than $500 million, collectively demonstrating the enhanced strength and flexibility of our balance sheet.
“We also took advantage of the notes offering to actively deploy capital into new investments, expanding our portfolio by 9% even after the impact of securitizations.4 Our portfolio continues to benefit from strong origination and acquisition activity across non-QM loans, Agency-eligible loans, closed-end second lien loans, proprietary reverse mortgage loans, and commercial mortgage bridge loans. By year end, we had largely deployed the proceeds from the notes offering.
“As we move into 2026, we remain focused on maintaining strong credit performance and disciplined portfolio growth, while increasing market share in loan originations and scaling our securitization platform. We also continue to optimize our capital structure and balance sheet. Following year-end, we raised common equity on an accretive basis with a highly targeted use of proceeds, namely retiring our highest-cost preferred equity. We will monitor the preferred equity market with an eye toward potentially refinancing that capital at a lower cost. Meanwhile, moving to the debt side of our balance sheet, we expect over
1 Represents $58.5 million of aggregate net income from the investment portfolio and Longbridge segments, less $43.9 million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge segments.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings. Represents $81.1 million of aggregate Adjusted Distributable Earnings from the investment portfolio and Longbridge segments, less $29.7 million of certain corporate/other items not attributed to either the investment portfolio or Longbridge segments.
3 Excludes borrowings collateralized by U.S. Treasury securities.
4 Excludes U.S. Treasury securities and non-retained tranches of consolidated securitization trusts.

time to continue to increase the share of unsecured, non-mark-to-market, and long-term financings. We believe that all these actions will drive an increasingly resilient earnings and dividend stream for shareholders.”
Financial Results
Investment Portfolio Segment
The investment portfolio segment generated net income of $43.0 million in the fourth quarter, consisting of $38.9 million from the credit strategy and $4.1 million from the Agency strategy.
Credit
The total adjusted long credit portfolio5 increased by 15% to $4.11 billion as of December 31, 2025, compared to $3.56 billion as of September 30, 2025. The increase was driven by net purchases of non-QM loans, Agency-eligible loans, closed-end second lien loans, commercial mortgage bridge loans, ABS, and CLOs; and a larger portfolio of retained RMBS. These increases were partially offset by the impact of loans sold into securitizations.
Key Highlights6:
•Overall positive performance driven by higher net interest income in the credit portfolio, and net realized and unrealized gains on non-QM retained tranches and forward-MSR related investments.
•Partially offsetting higher net interest income were net realized and unrealized losses on non-QM loans, commercial mortgage bridge loans, closed-end second lien loans and related retained tranches, CLOs, CMBS, ABS, and residential REO.
•Strong credit performance across our loan businesses, including sequentially lower 90-day delinquency rates and continued low life-to-date realized credit losses in both our residential and commercial loan portfolios.
•Strong results from equity investments in loan originators.
During the quarter, the net interest margin7 on our credit portfolio decreased to 3.37% from 3.65%, with lower asset yields more than offsetting a slightly lower cost of funds. Asset yields declined primarily due to a higher proportion of loans held in warehouses pending securitization; this larger warehouse portfolio was the result of the deployment of the proceeds from the notes offering. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Agency
The long Agency RMBS portfolio decreased slightly quarter over quarter to $218.4 million as of December 31, 2025, compared to $220.7 million as of September 30, 2025.
Key Highlights6:
•Strong results driven by net interest income, net gains on Agency RMBS and net gains on interest rate hedges. Declining interest rate volatility and tightening Agency yield spreads were supportive of our portfolio.
•Pay-ups on our specified pools decreased to 0.79% as of December 31, 2025, from 0.81% as of September 30, 2025.
The net interest margin7 on our Agency portfolio (excluding the Catch-up Amortization Adjustment) decreased to 2.18% as of December 31, 2025, from 2.27% as of September 30, 2025, driven by a decrease in asset yields. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Longbridge Segment
The Longbridge segment reported net income of $16.4 million for the fourth quarter. The Longbridge portfolio (excluding non-retained tranches of consolidated securitization trusts) decreased by 18% sequentially to $617.2 million as of December 31, 2025, as continued strong proprietary reverse mortgage loan origination volume was more than offset by the completion of two securitizations.
Key Highlights6:
•Positive contribution from originations, supported by sequentially higher overall origination volumes, continued strong origination margins, and net gains related to the proprietary reverse mortgage loan securitizations completed during the quarter.
5 Excludes non-retained tranches of consolidated securitization trusts.
6 Sector-level results include associated financing costs and hedging gains/losses where applicable.
7 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds on such assets. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.

•Strong positive contribution from servicing, reflecting strong tail securitization executions, a net gain on the HMBS MSR Equivalent, driven primarily by improved profits from tail securitizations, along with steady base servicing net income.
•Net gains on interest rate hedges.
Corporate/Other Summary
Results also reflect: (i) an increase in the unrealized loss on our unsecured debt, driven by credit spread tightening during the quarter, (ii) debt issuance costs related to our October unsecured notes offering, which were fully expensed at issuance, and (iii) higher corporate-level interest expense due to a larger amount of unsecured notes outstanding.
Credit Portfolio(1)
The following table summarizes our credit portfolio holdings as of December 31, 2025 and September 30, 2025:

	December 31, 2025		September 30, 2025
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
Agency-eligible residential mortgage loans(2)	$243,615	4.4%	$89,239	1.8%
CLOs	111,808	2.0%	72,456	1.5%
CMBS	26,550	0.5%	31,115	0.6%
Commercial mortgage loans(3)(5)	765,059	13.8%	661,271	13.7%
Consumer loans and ABS backed by consumer loans(6)	143,648	2.6%	97,346	2.0%
Corporate debt and equity and corporate loans	29,147	0.5%	26,444	0.5%
Debt and equity investments in loan origination-related entities(7)	95,688	1.7%	84,229	1.7%
Forward MSR-related investments	77,852	1.4%	74,694	1.5%
Home equity line of credit and closed-end second lien loans and retained RMBS(6)(8)	364,838	6.6%	313,548	6.5%
Non-Agency RMBS	95,240	1.7%	90,383	1.9%
Non-QM loans and retained RMBS(3)(6)(8)	2,624,068	47.4%	2,372,070	49.0%
Other investments(9)(10)	70,466	1.3%	60,840	1.3%
Residential transition loans and other residential mortgage loans(2)(3)(4)	839,456	15.1%	816,158	16.9%
Non-Dollar denominated:
CLOs	13,232	0.2%	9,969	0.2%
Corporate debt and equity	—	—%	186	—%
RMBS(11)(12)	16,953	0.3%	13,626	0.3%
Other residential mortgage loans	27,536	0.5%	29,761	0.6%
Total long credit portfolio	$5,545,156	100.0%	$4,843,335	100.0%
Adjustments:
Less: Non-retained tranches of consolidated securitization trusts	1,433,814		1,281,857
Total adjusted long credit portfolio	$4,111,342		$3,561,479
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Conformed to current period presentation.
(3)Includes related REO. In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Other residential mortgage loans include secondary market purchases of non-performing and re-performing mortgage loans.
(5)Includes equity investments in unconsolidated entities holding commercial mortgage loans and REO and corporate loans secured by commercial mortgage loans.
(6)Includes equity investments in securitization-related vehicles.
(7)Includes corporate loans made to certain loan origination entities in which we hold an equity investment.
(8)Retained RMBS represents RMBS issued by non-consolidated Ellington-sponsored loan securitization trusts, and interests in entities holding such RMBS.
(9)Includes equity investment in Ellington affiliate.
(10)Includes equity investment in an unconsolidated entity which purchases certain other loans for eventual securitization.
(11)Includes loan to an entity which purchases residential mortgage loans for eventual securitization.
(12)Includes equity investment in an unconsolidated entity holding European RMBS.

Agency RMBS Portfolio
The following table(1) summarizes our Agency RMBS portfolio holdings as of December 31, 2025 and September 30, 2025:

	December 31, 2025		September 30, 2025
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$203,077	93.0%	$207,161	93.9%
Reverse mortgages	556	0.3%	915	0.4%
IOs	14,734	6.7%	12,667	5.7%
Total long Agency RMBS	$218,367	100.0%	$220,743	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
Longbridge Portfolio
Longbridge originates reverse mortgage loans, including (i) home equity conversion mortgage loans, or "HECMs," which are insured by the FHA, and (ii) "proprietary reverse mortgage loans," which are not insured by the FHA. HECMs are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on our balance sheet under GAAP. We have securitized some of the proprietary reverse mortgage loans originated by Longbridge, and we have retained certain of the securitization tranches in compliance with credit risk retention rules. Longbridge has typically retained the MSRs associated with the loans it has originated. Longbridge also originates home equity lines of credit, or "HELOCs," designed for homeowners aged 62 or older.
The following table summarizes loan-related assets(1) in the Longbridge segment as of December 31, 2025 and September 30, 2025:

	December 31, 2025	September 30, 2025
	(In thousands)
HMBS assets(2)	$10,524,652	$10,232,166
Less: HMBS liabilities	(10,406,332)	(10,117,649)
HMBS MSR Equivalent	118,320	114,517
Unsecuritized HECM loans(3)	174,046	143,165
Proprietary reverse mortgage loans(4)(5)	1,687,801	1,387,511
Reverse MSRs	28,913	29,055
Unsecuritized REO(5)	4,742	3,596
Total	2,013,822	1,677,844
Less: Non-retained tranches of consolidated securitization trusts	1,396,607	927,852
Total, excluding non-retained tranches of consolidated securitization trusts	$617,215	$749,992
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of December 31, 2025, includes $28.5 million of active HECM buyout loans, $19.0 million of inactive HECM buyout loans, and $6.1 million of other inactive HECM loans. As of September 30, 2025, includes $19.6 million of active HECM buyout loans, $17.3 million of inactive HECM buyout loans, and $5.7 million of other inactive HECM loans.
(4)As of December 31, 2025, includes $1.4 billion of securitized proprietary reverse mortgage loans and related REO, $26.0 million of cash held in a securitization reserve fund, and $19.9 million of investment related receivables. As of September 30, 2025, includes $953.2 million of securitized proprietary reverse mortgage loans, $19.2 million of cash held in a securitization reserve fund, and $6.6 million of investment related receivables.
(5)In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.

The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended December 31, 2025 and September 30, 2025:

($ In thousands)	December 31, 2025			September 30, 2025
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Wholesale and correspondent	1,668	$382,613	72%	1,485	$354,121	71%
Retail	824	147,119	28%	739	144,456	29%
Total	2,492	$529,732	100%	2,224	$498,577	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
Financing
Key Highlights:
•Recourse Debt-to-Equity Ratio: 1.9:1 as of December 31, 2025, compared to 1:8.1 as of September 30, 2025. We issued $400 million of unsecured notes during the quarter, a portion of which replaced repo borrowings; however, the overall ratio increased slightly as the remaining proceeds from that offering, along with incremental borrowings, funded new investments, outweighing the combined impact of repo paydowns, securitizations, and higher total equity.
•Overall Debt-to-Equity Ratio: 9.0:1 and 8.6:1 as of December 31, 2025 and September 30, 2025, respectively.
The following table summarizes our outstanding borrowings and debt-to-equity ratios as of December 31, 2025 and September 30, 2025:

	December 31, 2025		September 30, 2025
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)	$3,614,592	1.9:1	$3,252,917	1.8:1
Non-recourse borrowings(3)	13,351,910	7.1:1	12,331,643	6.9:1
Total Borrowings	$16,966,502	9.1:1	$15,584,560	8.7:1
Total Equity	$1,871,155		$1,795,820
Recourse borrowings excluding borrowings collateralized by U.S. Treasury securities, adjusted for unsettled purchases and sales		1.9:1		1.8:1
Total borrowings excluding borrowings collateralized by U.S. Treasury securities, adjusted for unsettled purchases and sales		9.0:1		8.6:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and unsecured debt, at par.
(2)Recourse and overall debt-to-equity ratios are computed by dividing outstanding recourse and overall borrowings, respectively, by total equity. Debt-to-equity ratios do not account for liabilities other than debt financings.
(3)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).

Operating Results
The following table summarizes our operating results by strategy for the three-month period ended December 31, 2025:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$99,886	$2,462	$102,348	$42,510	$1,795	$146,653	$1.34
Interest expense	(46,514)	(1,436)	(47,950)	(24,371)	(10,983)	(83,304)	(0.76)
Realized gain (loss), net	2,291	(29)	2,262	60	—	2,322	0.02
Unrealized gain (loss), net	(19,319)	1,769	(17,550)	8,927	(7,905)	(16,528)	(0.15)
Net change from reverse mortgage loans and HMBS obligations	—	—	—	31,900	—	31,900	0.29
Earnings in unconsolidated entities	18,203	—	18,203	—	—	18,203	0.17
Interest rate hedges and other activity, net(2)	(402)	1,339	937	1,767	(661)	2,043	0.02
Credit hedges and other activities, net(3)	(4,413)	—	(4,413)	(435)	—	(4,848)	(0.05)
Income tax (expense) benefit	—	—	—	—	(1,353)	(1,353)	(0.01)
Investment and transaction related expenses	(8,213)	—	(8,213)	(16,506)	(5,962)	(30,681)	(0.28)
Other expenses	(2,663)	—	(2,663)	(27,491)	(11,639)	(41,793)	(0.38)
Net income (loss)	38,856	4,105	42,961	16,361	(36,708)	22,614	0.21
Dividends on preferred stock	—	—	—	—	(6,981)	(6,981)	(0.06)
Net (income) loss attributable to non-participating non-controlling interests	(805)	—	(805)	—	(4)	(809)	(0.01)
Net income (loss) attributable to common stockholders and participating non-controlling interests	38,051	4,105	42,156	16,361	(43,693)	14,824	0.14
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(157)	(157)	—
Net income (loss) attributable to common stockholders	$38,051	$4,105	$42,156	$16,361	$(43,850)	$14,667	$0.14
Net income (loss) attributable to common stockholders per share of common stock	$0.35	$0.04	$0.39	$0.15	$(0.40)	$0.14
Weighted average shares of common stock and convertible units(4) outstanding						109,652
Weighted average shares of common stock outstanding						108,491
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by strategy for the three-month period ended September 30, 2025:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$88,204	$2,872	$91,076	$35,981	$1,589	$128,646	$1.25
Interest expense	(43,443)	(1,963)	(45,406)	(20,403)	(3,965)	(69,774)	(0.68)
Realized gain (loss), net	8,486	(158)	8,328	220	—	8,548	0.08
Unrealized gain (loss), net	(8,629)	3,012	(5,617)	246	(2,890)	(8,261)	(0.08)
Net change from reverse mortgage loans and HMBS obligations	—	—	—	34,954	—	34,954	0.34
Earnings in unconsolidated entities	13,074	—	13,074	—	—	13,074	0.13
Interest rate hedges and other activity, net(2)	(222)	706	484	(3,409)	(452)	(3,377)	(0.03)
Credit hedges and other activities, net(3)	(6,737)	—	(6,737)	(1,243)	—	(7,980)	(0.08)
Income tax (expense) benefit	—	—	—	—	(1,060)	(1,060)	(0.01)
Investment and transaction related expenses	(5,677)	—	(5,677)	(12,136)	—	(17,813)	(0.17)
Other expenses	(1,828)	—	(1,828)	(25,586)	(11,785)	(39,199)	(0.38)
Net income (loss)	43,228	4,469	47,697	8,624	(18,563)	37,758	0.37
Dividends on preferred stock	—	—	—	—	(7,074)	(7,074)	(0.07)
Net (income) loss attributable to non-participating non-controlling interests	(846)	—	(846)	—	(4)	(850)	(0.01)
Net income (loss) attributable to common stockholders and participating non-controlling interests	42,382	4,469	46,851	8,624	(25,641)	29,834	0.29
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(330)	(330)	—
Net income (loss) attributable to common stockholders	$42,382	$4,469	$46,851	$8,624	$(25,971)	$29,504	$0.29
Net income (loss) attributable to common stockholders per share of common stock	$0.42	$0.04	$0.46	$0.09	$(0.26)	$0.29
Weighted average shares of common stock and convertible units(4) outstanding						102,726
Weighted average shares of common stock outstanding						101,589
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Thursday, February 26, 2026, to discuss our financial results for the quarter ended December 31, 2025. To participate in the event by telephone, please dial (800) 343-4136 at least 10 minutes prior to the start time and reference the conference ID EFCQ425. International callers should dial (203) 518-9843 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Thursday, February 26, 2026, at approximately 2:00 p.m. Eastern Time through Thursday, March 5, 2026 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 753-0348. International callers should dial (402) 220-2672. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Year Ended
	December 31, 2025	September 30, 2025	December 31, 2025
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$140,260	$122,846	$494,490
Interest expense	(86,623)	(73,126)	(304,533)
Total net interest income	53,637	49,720	189,957
Other Income (Loss)
Realized gains (losses) on securities and loans, net	4,263	9,335	11,706
Realized gains (losses) on financial derivatives, net	(8,467)	(8,335)	(5,680)
Realized gains (losses) on real estate owned, net	(1,968)	(3,402)	(7,661)
Realized gains (losses) on unsecured borrowings, at fair value	—	—	(1,383)
Unrealized gains (losses) on securities and loans, net	3,671	24,416	134,005
Unrealized gains (losses) on financial derivatives, net	5,385	(3,197)	(50,535)
Unrealized gains (losses) on real estate owned, net	(1,215)	736	(5,186)
Unrealized gains (losses) on other secured borrowings, at fair value, net	(14,371)	(21,144)	(92,723)
Unrealized gains (losses) on unsecured borrowings, at fair value	(7,905)	(2,890)	(11,468)
Net change from HECM reverse mortgage loans, at fair value	156,532	205,973	708,312
Net change related to HMBS obligations, at fair value	(124,632)	(171,019)	(585,333)
Other, net	13,308	2,563	52,433
Total other income (loss)	24,601	33,036	146,487
EXPENSES
Base management fee to affiliate, net of rebates	6,869	6,173	25,404
Incentive fee to affiliate	—	—	4,533
Investment and transaction related expenses:
Servicing expense	7,123	7,198	28,560
Debt issuance costs related to Other secured borrowings, at fair value	6,462	1,397	10,139
Debt issuance costs related to unsecured borrowings, at fair value	5,962	—	5,962
Other	11,134	9,218	36,108
Professional fees	3,333	2,862	13,055
Compensation and benefits	23,643	21,716	83,633
Other expenses	7,948	8,448	31,142
Total expenses	72,474	57,012	238,536
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	5,764	25,744	97,908
Income tax expense (benefit)	1,353	1,060	3,792
Earnings (losses) from investments in unconsolidated entities	18,203	13,074	56,653
Net Income (Loss)	22,614	37,758	150,769
Net Income (Loss) attributable to non-controlling interests	966	1,180	3,900
Dividends on preferred stock	6,981	7,074	28,126
Net Income (Loss) Attributable to Common Stockholders	$14,667	$29,504	$118,743
Net Income (Loss) per Common Share:
Basic and Diluted	$0.14	$0.29	$1.19
Weighted average shares of common stock outstanding	108,491	101,589	99,438
Weighted average shares of common stock and convertible units outstanding	109,652	102,726	100,529

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024(1)
ASSETS
Cash and cash equivalents	$201,893	$184,809	$192,387
Restricted cash	136,297	20,769	16,561
Securities, at fair value	1,034,882	909,851	962,254
Loans, at fair value	16,640,647	15,531,299	13,999,572
Loan commitments, at fair value	9,124	8,827	6,692
Forward MSR-related investments, at fair value	77,852	74,694	77,848
Mortgage servicing rights, at fair value	28,913	29,055	29,766
Investments in unconsolidated entities, at fair value	312,421	287,686	220,078
Real estate owned	75,548	52,083	46,661
Financial derivatives–assets, at fair value	142,723	151,155	184,395
Reverse repurchase agreements	453,037	365,716	336,743
Due from brokers	35,919	40,714	22,186
Investment related receivables	177,208	159,614	189,081
Other assets	26,446	28,276	32,804
Total Assets	$19,352,910	$17,844,548	$16,317,028
LIABILITIES
Securities sold short, at fair value	$272,702	$234,046	$293,574
Repurchase agreements	2,655,444	2,800,964	2,584,040
Financial derivatives–liabilities, at fair value	53,073	60,763	71,024
Due to brokers	48,104	43,001	55,429
Investment related payables	36,092	41,321	22,714
Other secured borrowings	296,398	189,203	253,300
Other secured borrowings, at fair value	2,945,578	2,213,994	1,934,309
HMBS-related obligations, at fair value	10,406,332	10,117,649	9,150,883
Unsecured borrowings, at fair value	659,832	251,927	281,912
Base management fee payable to affiliate	6,869	6,173	5,888
Dividends payable	19,428	18,597	16,611
Interest payable	26,798	20,612	17,956
Accrued expenses and other liabilities	55,105	50,478	38,566
Total Liabilities	17,481,755	16,048,728	14,726,206
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 13,800,089, 13,800,089, and 13,800,089 shares issued and outstanding, and $345,002, $345,002, and $345,002 aggregate liquidation preference, respectively	331,958	331,958	331,958
Common stock, par value $0.001 per share, 300,000,000 shares authorized, respectively; 113,138,860, 106,066,429, and 90,678,492 shares issued and outstanding, respectively(2)	113	106	91
Additional paid-in-capital	1,915,152	1,818,381	1,613,540
Retained earnings (accumulated deficit)	(412,964)	(384,724)	(375,113)
Total Stockholders' Equity	1,834,259	1,765,721	1,570,476
Non-controlling interests	36,896	30,099	20,346
Total Equity	1,871,155	1,795,820	1,590,822
TOTAL LIABILITIES AND EQUITY	$19,352,910	$17,844,548	$16,317,028
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$13.16	$13.40	$13.52
(1)Derived from audited financial statements as of December 31, 2024.
(2)Common shares issued and outstanding at December 31, 2025 includes 7,064,774 shares of common stock issued under our ATM program during the three-month period ended December 31, 2025.
(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. We also include in Adjusted Distributable Earnings, for all loans that we originate through Longbridge, any realized and unrealized gains (losses) on such loans up to the point of loan sale or securitization, net of sale or securitization costs.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided (a) by our investment portfolio, after the effects of financial leverage, and (b) by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended December 31, 2025 and September 30, 2025, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	December 31, 2025				September 30, 2025
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$42,961	$16,361	$(36,708)	$22,614	$47,697	$8,624	$(18,563)	$37,758
Income tax expense (benefit)	—	—	1,353	1,353	—	—	1,060	1,060
Net income (loss) before income tax expense (benefit)	42,961	16,361	(35,355)	23,967	47,697	8,624	(17,503)	38,818
Adjustments:
Realized (gains) losses, net(1)	10,992	—	(1,122)	9,870	12,330	—	—	12,330
Unrealized (gains) losses, net(2)	16,277	11,919	8,351	36,547	(194)	20,005	2,652	22,463
Unrealized (gains) losses on reverse MSRs, net of hedging (gains) losses(3)	—	(3,004)	—	(3,004)	—	(6,831)	—	(6,831)
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	35	—	—	35	(23)	—	—	(23)
Adjustment related to consolidated proprietary reverse mortgage loan securitizations(4)	—	(11,647)	—	(11,647)	—	(6,682)	—	(6,682)
Non-capitalized transaction costs and other expense adjustments(5)	4,550	995	5,952	11,497	1,758	1,006	912	3,676
(Earnings) losses from investments in unconsolidated entities	(18,203)	—	—	(18,203)	(13,074)	—	—	(13,074)
Adjusted distributable earnings from investments in unconsolidated entities(6)	10,655	—	—	10,655	12,027	—	—	12,027
Total Adjusted Distributable Earnings	$67,267	$14,624	$(22,174)	$59,717	$60,521	$16,122	$(13,939)	$62,704
Dividends on preferred stock	—	—	6,981	6,981	—	—	7,074	7,074
Adjusted Distributable Earnings attributable to non-controlling interests	824	—	550	1,374	861	—	606	1,467
Adjusted Distributable Earnings Attributable to Common Stockholders	$66,443	$14,624	$(29,705)	$51,362	$59,660	$16,122	$(21,619)	$54,163
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.61	$0.13	$(0.27)	$0.47	$0.59	$0.16	$(0.22)	$0.53
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, MSR-related investments, and foreign currency translations which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of the HMBS MSR Equivalent and Reverse MSRs attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments (including interest rate swaps, futures, and short U.S. Treasury securities), which are components of realized and/or unrealized gains (losses) on financial derivatives, net, realized and/or unrealized gains (losses) on securities and loans, net, interest income, and interest expense on the Condensed Consolidated Statement of Operations.
(4)Represents the effect of replacing mortgage loan interest income (net of securitization debt expense) with interest income of the retained tranches.
(5)For the three-month period ended December 31, 2025, includes $6.0 million of debt issuances costs related to unsecured borrowings, at fair value, $1.9 million of debt issuance costs related to Other secured borrowings, at fair value, $2.1 million of other non-capitalized transaction costs, $1.2 million of non-cash equity compensation and depreciation expense, and $0.3 million of various other expenses. For the three-month period ended September 30, 2025, includes $2.2 million of non-capitalized transaction costs, $1.3 million of non-cash equity compensation and depreciation expense, and $0.2 million of various other expenses.
(6)Includes the Company's proportionate share of net interest income, net loan origination income (expense), and operating expenses for certain investments in unconsolidated entities, including certain of its non-consolidated equity investments in loan originators that have been making (or are expected to make) distributions to the Company.